UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 2, 2015 (June 1, 2015)

THE WENDY’S COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Dave Thomas Blvd.
Dublin, Ohio 43017
(Address of principal executive offices, including ZIP code)
(614) 764-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                  Entry into a Material Definitive Agreement.

General
On June 1, 2015 (the “Closing Date”), Wendy’s Funding, LLC (the “Master Issuer”), a limited-purpose, bankruptcy-remote, wholly owned indirect subsidiary of The Wendy’s Company (the “Company”), completed the previously announced refinancing transaction and issued $875 million of its Series 2015-1 3.371% Fixed Rate Senior Secured Notes, Class A-2-I (the “Class A-2-I Notes”), $900 million of its Series 2015-1 4.080% Fixed Rate Senior Secured Notes, Class A-2-II (the “Class A-2-II Notes”), and $500 million of its Series 2015-1 4.497% Fixed Rate Senior Secured Notes, Class A-2-III (the “Class A-2-III Notes” and, together with the Class A-2-I Notes and the Class A-2-II Notes, the “Class A-2 Notes”), in an offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).  In connection with the issuance of the Class A-2 Notes, the Master Issuer also entered into a revolving financing facility of Series 2015-1 Variable Funding Senior Secured Notes, Class A-1 (the “Variable Funding Notes”), which allows for the drawing of up to $150 million under the Variable Funding Notes, which include certain credit instruments, including a letter of credit facility.  The Class A-2 Notes and the Variable Funding Notes are referred to collectively as the “Notes.”  The Notes were issued in a securitization transaction pursuant to which certain of the Company’s domestic and foreign revenue-generating assets, consisting principally of franchise-related agreements, real estate assets, and intellectual property and license agreements for the use of intellectual property, were contributed or otherwise transferred to the Master Issuer and certain other limited-purpose, bankruptcy-remote, wholly owned indirect subsidiaries of the Company that act as Guarantors (as defined below) of the Notes and that have pledged substantially all of their assets, excluding certain real estate assets and subject to certain limitations, to secure the Notes.
Class A-2 Notes
The Notes were issued under a Base Indenture, dated June 1, 2015 (the “Base Indenture”), a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference, and the related Series 2015-1 Supplement thereto, dated June 1, 2015 (the “Series 2015-1 Supplement”), a copy of which is attached hereto as Exhibit 4.2 and incorporated herein by reference, by and between the Master Issuer and Citibank, N.A., as trustee (in such capacity, the “Trustee”) and securities intermediary.  The Base Indenture and the Series 2015-1 Supplement (collectively, the “Indenture”) will allow the Master Issuer to issue additional series of notes in the future subject to certain conditions set forth therein.
Interest and principal payments on the Class A-2 Notes are payable on a quarterly basis.  The requirement to make such quarterly principal payments on the Class A-2 Notes is subject to certain financial conditions set forth in the Indenture.  The legal final maturity date of the Notes is in June 2045, but, unless earlier prepaid to the extent permitted under the Indenture, the anticipated repayment dates of the Class A-2-I Notes, the Class A-2-II Notes and the Class A-2-III Notes will be 4.25, 7 and 10 years, respectively.  If the Master Issuer has not repaid or refinanced the Class A-2 Notes prior to the respective anticipated repayment date, additional interest will accrue on the Class A-2 Notes equal to the greater of (A) 5.00% per annum and (B) a per annum interest rate equal to the excess, if any, by which the sum of (i) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on such anticipated repayment date of the United States Treasury Security having a term closest to 10 years, plus (ii) 5.00%, plus (iii)(1) with respect to the Class A-2-I Notes, 1.850%, (2) with respect to the Series 2015-1 Class A-2-II Notes, 2.100% and (3) with respect to the Series 2015-1 Class A-2-III Notes, 2.250%, exceeds the original interest rate with respect to such sub-class of Notes.
The Notes are secured by the collateral described below under “Guarantees and Collateral.”
Variable Funding Notes
In connection with the issuance of the Class A-2 Notes, the Master Issuer also entered into a revolving financing facility consisting of Variable Funding Notes, which allows for the drawing of up to $150 million under the Variable Funding Notes, which includes certain credit instruments, including a letter of credit facility. The Variable Funding Notes were issued under the Indenture and allow for drawings on a revolving basis.  Drawings and certain additional terms related to the Variable Funding Notes are governed by the Class A-1 Note Purchase Agreement, dated June 1, 2015 (the “Variable Funding Note Purchase Agreement”), a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, by and among the Master Issuer, the Guarantors, Wendy’s International, LLC, as manager (the “Manager”), certain conduit investors, financial institutions and funding agents, and Coöperatieve Centrale Raiffeisen-Boerenleenbank, B.A.,“Rabobank Nederland,” New York Branch, as provider of letters of credit, as swingline lender and as administrative agent.  The Variable Funding Notes will be governed by both the Variable Funding Note Purchase Agreement and the Indenture.  Depending on the type of borrowing under the Variable Funding Notes, interest on the Variable Funding Notes will be based on (i) the prime rate, (ii) overnight federal funds rates, (iii) the London interbank offered rate for U.S. Dollars or (iv) with respect to advances made by conduit investors, the weighted average cost of, or related to, the issuance of commercial paper allocated to fund or maintain such advances, in each case plus any applicable margin, as more fully set forth in the Variable Funding Note Purchase Agreement. While the Master Issuer does not anticipate drawing on the Variable Funding Notes on the Closing Date, the Master Issuer expects to have approximately $22 million in undrawn letters of credit issued under the Variable Funding Notes on the Closing Date.  There is a commitment fee on the unused portion of the Variable Funding Notes facility, which ranges from 50 basis points to 85 basis points based on the utilization under the Variable Funding Notes facility.  It is anticipated that the principal and interest on the Variable Funding Notes will be repaid in full on or prior to June 2020, subject to two additional one-year extensions at the option of the Manager.  Following the anticipated repayment date (and any extensions thereof), additional interest will accrue on the Variable Funding Notes equal to 5.00% per annum.  The Variable Funding Notes and other credit instruments issued under the Variable Funding Note Purchase Agreement are secured by the collateral described below under “Guarantees and Collateral.”
Guarantees and Collateral
Pursuant to the Guarantee and Collateral Agreement, dated June 1, 2015 (the “Guarantee and Collateral Agreement”), a copy of which is attached hereto as Exhibit 10.2, by and among Wendy’s SPV Guarantor, LLC, Quality Is Our Recipe, LLC, and Wendy’s Properties, LLC, each as a guarantor of the Notes (collectively, the “Guarantors”), in favor of Citibank, N.A., as trustee, the Guarantors guarantee the obligations of the Master Issuer under the Indenture and related documents and secure the guarantee by granting a security interest in substantially all of their assets, except for certain real estate assets and subject to certain limitations as set forth therein.
On the Closing Date, the Notes will be secured by a security interest in substantially all of the assets of the Master Issuer and the Guarantors (collectively, the “Securitization Entities”), except for certain real estate assets and subject to certain limitations as set forth in the Indenture and the Guarantee and Collateral Agreement.  On the Closing Date, these assets include most of the domestic and certain of the foreign revenue-generating assets of the Company and its subsidiaries, which principally consist of franchise-related agreements, certain company-operated restaurants, intellectual property and license agreements for the use of intellectual property.  Upon certain trigger events, mortgages will be required to be prepared and recorded on the real estate assets. The assets of the Securitization Entities, including real estate assets, are referred to herein as the “Securitized Assets.”
The Notes are obligations only of the Master Issuer pursuant to the Indenture and are unconditionally and irrevocably guaranteed by the Guarantors pursuant to the Guarantee and Collateral Agreement. The pledge and security interest provisions with respect to the Master Issuer are included in the Base Indenture.  Except as described below, neither the Company nor any subsidiary of the Company, other than the Securitization Entities, will guarantee or in any way be liable for the obligations of the Master Issuer under the Indenture or the Notes.
Management of the Securitized Assets
None of the Securitization Entities has employees.  Each of the Securitization Entities entered into a Management Agreement, dated June 1, 2015 (the “Management Agreement”), a copy of which is attached hereto as Exhibit 10.3, by and among the Securitization Entities, the Manager, and Citibank, N.A., as trustee.  The Manager will act as the manager with respect to the Securitized Assets.  The primary responsibilities of the manager will be to perform certain franchising, real estate, intellectual property and operational functions on behalf of the Securitization Entities with respect to the Securitized Assets pursuant to the Management Agreement.  The manager will be entitled to the payment of the weekly management fee, as set forth in the Management Agreement, which includes reimbursement of certain expenses, and will be subject to the liabilities set forth in the Management Agreement.
The manager will manage and administer the Securitized Assets in accordance with the terms of the Management Agreement and, except as otherwise provided in the Management Agreement, the management standards set forth in the Management Agreement. Subject to limited exceptions set forth in the Management Agreement, the Management Agreement does not require the manager to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights or powers under the Management Agreement if the manager has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.
Subject to limited exceptions set forth in the Management Agreement, the manager will indemnify each Securitization Entity, the trustee and certain other parties, and their respective officers, directors, employees and agents for all claims, penalties, fines, forfeitures, losses, legal fees and related costs and judgments and other costs, fees and reasonable expenses that any of them may incur as a result of (a) the failure of the manager to perform its obligations under the Management Agreement, (b) the breach by the manager of any representation or warranty under the Management Agreement or (c) the manager’s negligence, bad faith or willful misconduct.

Covenants and Restrictions
The Notes are subject to a series of covenants and restrictions customary for transactions of this type, including (i) that the Master Issuer maintains specified reserve accounts to be used to make required payments in respect of the Notes, (ii) provisions relating to optional and mandatory prepayments and the related payment of specified amounts, including specified make-whole payments in the case of the Class A-2 Notes under certain circumstances, (iii) certain indemnification payments in the event, among other things, that the assets pledged as collateral for the Notes are in stated ways defective or ineffective and (iv) covenants relating to recordkeeping, access to information and similar matters. The Notes are also subject to customary rapid amortization events provided for in the Indenture, including events tied to failure to maintain stated debt service coverage ratios, the sum of global gross sales for specified restaurants being below certain levels on certain measurement dates, certain manager termination events, an event of default and the failure to repay or refinance the Class A‑2 Notes on the applicable scheduled maturity date. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective and certain judgments.
Use of Proceeds
On the Closing Date, a portion of the net proceeds of the offering were used to repay approximately $1.3 billion borrowed under the Amended and Restated Credit Agreement, dated May 15, 2012, as amended, by and among Wendy’s International, LLC, Bank of America, N.A., as administrative agent, and the other lenders party thereto from time to time, after which the commitments thereunder were repaid in full and terminated, and to fund a portion of a reserve account for the payment of interest on the Notes and to pay fees and expenses related to the issuance of the Notes.  Any additional net proceeds will be distributed up to The Wendy’s Company to be used for general corporate purposes, including the return of cash to the Company’s shareholders.
The Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of the Securities Act.  This report shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such an offering or sale would be unlawful.
The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of the Base Indenture, the Series 2015-1 Supplement, the Variable Funding Note Purchase Agreement, the Guarantee and Collateral Agreement and the Management Agreement, which have been filed as Exhibits 4.1, 4.2, 10.1, 10.2 and 10.3, respectively, hereto and are hereby incorporated herein by reference.  Interested parties should read the documents in their entirety.
Item 1.02                  Termination of a Material Definitive Agreement.
The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 1.02.
Item 2.03                  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.
Item 8.01                  Other Events.
In connection with the completion of the refinancing transaction, the Company issued a press release on June 1, 2015, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                  Financial Statements and Exhibits.

(d)    Exhibits.
The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

4.1	Base Indenture, dated as of June 1, 2015, by and between Wendy’s Funding, LLC, as Master Issuer, and Citibank, N.A., as Trustee and Securities Intermediary.

4.2
Series 2015-1 Supplement to Base Indenture, dated as of June 1, 2015, by and between Wendy’s Funding, LLC, as Master Issuer of the Series 2015-1 fixed rate senior secured notes, Class A-2, and Series 2015-1 variable funding senior notes, Class A-1, and Citibank, N.A., as Trustee and Series 2015-1 Securities Intermediary.

10.1
Class A-1 Note Purchase Agreement, dated as of June 1, 2015, by and among Wendy’s Funding, LLC, as Master Issuer, each of Quality Is Our Recipe, LLC, Wendy’s Properties, LLC, Wendy’s SPV Guarantor, LLC, as Guarantor, Wendy’s International, LLC, as Manager, the conduit investors party thereto, the financial institutions party thereto, certain funding agents, and Coöperatieve Centrale Raiffeisen-Boerenleenbank, B.A., “Rabobank Nederland,” New York Branch, as L/C Provider, Swingline Lender and Administrative Agent.

10.2
Guarantee and Collateral Agreement, dated as of June 1, 2015, by and among Quality Is Our Recipe, LLC, Wendy’s Properties, LLC, Wendy’s SPV Guarantor, LLC, each as a Guarantor, in favor of Citibank, N.A., as Trustee.

10.3
Management Agreement, dated as of June 1, 2015, by and among Wendy’s Funding, LLC, Quality Is Our Recipe, LLC, Wendy’s Properties, LLC, Wendy’s SPV Guarantor, LLC, Wendy’s International, LLC, as Manager, and Citibank, N.A., as Trustee.

99.1	Press Release issued by The Wendy’s Company on June 1, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

THE WENDY’S COMPANY

By:	/s/ Dana Klein
Name:	Dana Klein
Title:	Senior Vice President – Corporate and Securities Counsel and Assistant Secretary
Dated: June 2, 2015

EXHIBIT INDEX

Exhibit No.	Description

4.1	Base Indenture, dated as of June 1, 2015, by and between Wendy’s Funding, LLC, as Master Issuer, and Citibank, N.A., as Trustee and Securities Intermediary.

4.2
Series 2015-1 Supplement to Base Indenture, dated as of June 1, 2015, by and between Wendy’s Funding, LLC, as Master Issuer of the Series 2015-1 fixed rate senior secured notes, Class A-2, and Series 2015-1 variable funding senior notes, Class A-1, and Citibank, N.A., as Trustee and Series 2015-1 Securities Intermediary.

10.1
Class A-1 Note Purchase Agreement, dated as of June 1, 2015, by and among Wendy’s Funding, LLC, as Master Issuer, each of Quality Is Our Recipe, LLC, Wendy’s Properties, LLC, Wendy’s SPV Guarantor, LLC, as Guarantor, Wendy’s International, LLC, as Manager, the conduit investors party thereto, the financial institutions party thereto, certain funding agents, and Coöperatieve Centrale Raiffeisen-Boerenleenbank, B.A., “Rabobank Nederland,” New York Branch, as L/C Provider, Swingline Lender and Administrative Agent.

10.2	Guarantee and Collateral Agreement, dated as of June 1, 2015, by and among Quality Is Our Recipe, LLC, Wendy’s Properties, LLC, Wendy’s SPV Guarantor, LLC, each as a Guarantor, in favor of Citibank, N.A., as Trustee.

10.3
Management Agreement, dated as of June 1, 2015, by and among Wendy’s Funding, LLC, Quality Is Our Recipe, LLC, Wendy’s Properties, LLC, Wendy’s SPV Guarantor, LLC, Wendy’s International, LLC, as Manager, and Citibank, N.A., as Trustee.

99.1	Press Release issued by The Wendy’s Company on June 1, 2015.